EXHIBIT 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE	Contact: Stacy Feit
(818) 871-3000
investorrelations@thecheesecakefactory.com

THE CHEESECAKE FACTORY REPORTS RESULTS FOR

THIRD QUARTER OF FISCAL 2016

Calabasas Hills, CA – October 26, 2016 – The Cheesecake Factory Incorporated (NASDAQ: CAKE) today reported financial results for the third quarter of fiscal 2016, which ended on September 27, 2016.

Total revenues were $560.0 million in the third quarter of fiscal 2016 as compared to $526.7 million in the third quarter of fiscal 2015. Net income and diluted net income per share were $34.6 million and $0.70, respectively, in the third quarter of fiscal 2016.

Comparable restaurant sales at The Cheesecake Factory restaurants increased 1.7% in the third quarter of fiscal 2016.

“We delivered our 27th consecutive quarter of positive comparable sales as we continue to create unique dining experiences for our guests, supporting consistent and predictable performance,” said David Overton, Chairman and Chief Executive Officer. “We meaningfully outpaced the casual dining industry during the third quarter, underscoring our differentiated positioning as we remain a destination of choice in a competitive landscape.”

Overton concluded, “Sales leverage and effective cost management drove solid year-over-year operating margin expansion and earnings growth. We are executing at a high level operationally, positioning us well for a strong finish to 2016 and as we look ahead to 2017.”

Development

The Company continues to expect to open as many as eight Company-owned restaurants domestically in fiscal 2016. Subsequent to quarter-end, three restaurants opened in October and the Company expects to open three additional restaurants during the remainder of the fourth quarter.

Internationally, the Company now expects as many as four restaurants to open under licensing agreements in fiscal 2016, including The Cheesecake Factory at Dubai Festival City Mall that opened in August.

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

Capital Allocation

The Company’s Board of Directors declared a quarterly cash dividend of $0.24 per share on the Company’s common stock. The dividend is payable on November 22, 2016 to shareholders of record at the close of business on November 9, 2016.

During the third quarter of fiscal 2016, the Company repurchased 0.8 million shares of its common stock at a cost of $42.4 million. Year-to-date, the Company has repurchased 2.4 million shares of its common stock at a cost of $119.0 million. The Company continues to expect that it will return its free cash flow to shareholders in fiscal 2016 in the form of dividends and share repurchases.

Conference Call and Webcast

The Company will hold a conference call to review its results for the third quarter of fiscal 2016 today at 2:00 p.m. Pacific Time. The conference call will be webcast live on the Company’s website at investors.thecheesecakefactory.com and a replay of the webcast will be available through November 25, 2016.

About The Cheesecake Factory Incorporated

The Cheesecake Factory Incorporated created the upscale casual dining segment in 1978 with the introduction of its namesake concept. The Company, through its subsidiaries, owns and operates 205 full-service, casual dining restaurants throughout the U.S.A. and Puerto Rico, including 192 restaurants under The Cheesecake Factory® mark; 12 restaurants under the Grand Lux Cafe® mark; and one restaurant under the RockSugar Pan Asian Kitchen® mark.  Internationally, 13 The Cheesecake Factory® restaurants operate under licensing agreements. The Company’s bakery division operates two bakery production facilities, in Calabasas Hills, CA and Rocky Mount, NC, that produce quality cheesecakes and other baked products for its restaurants, international licensees and third-party bakery customers. In 2016, the Company was named to the FORTUNE Magazine “100 Best Companies to Work For®” list for the third consecutive year. To learn more about the Company, visit www.thecheesecakefactory.com.

FORTUNE and 100 Best Companies to Work For® are registered trademarks of Time Inc. and are used under license.  From FORTUNE Magazine, March 3, 2016 ©2016 Time Inc. FORTUNE and Time Inc. are not affiliated with, and do not endorse products or services of, The Cheesecake Factory Incorporated.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements, including uncertainties related to: the Company’s ability to deliver consistent and dependable comparable sales results over a sustained period of time; the Company’s ability to deliver increases in guest traffic; the strength of the Company’s brand; the Company’s ability to provide a differentiated experience to guests; the Company’s ability to outperform the casual dining industry and increase its market share; the Company’s ability to leverage sales increases and manage flow through; the Company’s ability to increase margins; the Company’s ability to grow earnings; the Company’s ability to remain relevant to consumers; the Company’s ability to increase shareholder value; the Company’s ability to expand its concepts domestically and work with its licensees to expand its concept internationally; the Company’s ability to utilize its capital effectively and continue to repurchase its shares; factors outside of the Company’s control that impact consumer confidence and spending; current and future macroeconomic conditions; acceptance and success of The Cheesecake Factory in international markets; changes in unemployment rates; the economic health of the Company’s landlords and other tenants in retail centers in which its restaurants are located; the economic health of suppliers, licensees, vendors and other third parties providing goods or services to the Company; adverse weather conditions in regions in which the Company’s restaurants are located; factors that are under the control of government agencies, landlords and other third parties; and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”). Investors are

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

cautioned that forward-looking statements are not guarantees of future performance and that undue reliance should not be placed on such statements. Forward-looking statements speak only as of the dates on which they are made and the Company undertakes no obligation to publicly update or revise any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise, unless required to do so by securities laws. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the Company’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K as filed with the SEC, which are available at www.sec.gov.

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

The Cheesecake Factory Incorporated and Subsidiaries

Condensed Consolidated Financial Statements

(unaudited; in thousands, except per share and statistical data)

	13 Weeks Ended		13 Weeks Ended		39 Weeks Ended		39 Weeks Ended
Consolidated Statement of Operations	September 27, 2016		September 29, 2015		September 27, 2016		September 29, 2015
	Amount	Percent of Revenues	Amount	Percent of Revenues	Amount	Percent of Revenues	Amount	Percent of Revenues

Revenues	$560,018	100.0%	$526,688	100.0%	$1,672,573	100.0%	$1,573,768	100.0%
Costs and expenses:
Cost of sales	128,838	23.0%	125,605	23.9%	386,544	23.1%	378,840	24.1%
Labor expenses	186,567	33.3%	172,101	32.7%	557,436	33.3%	511,765	32.5%
Other operating costs and expenses	134,877	24.1%	128,427	24.4%	396,414	23.7%	375,537	23.9%
General and administrative expenses	36,057	6.4%	33,277	6.3%	107,179	6.4%	101,697	6.5%
Depreciation and amortization expenses	21,634	3.9%	21,317	4.0%	64,559	3.9%	63,652	4.0%
Impairment of assets and lease expiration	-	0.0%	6,011	1.1%	-	0.0%	6,011	0.4%
Preopening costs	1,982	0.4%	4,306	0.8%	6,594	0.4%	9,815	0.6%
Total costs and expenses	509,955	91.1%	491,044	93.2%	1,518,726	90.8%	1,447,317	92.0%
Income from operations	50,063	8.9%	35,644	6.8%	153,847	9.2%	126,451	8.0%
Interest and other (expense)/income, net	(2,477)	(0.4)%	(722)	(0.2)%	(6,962)	(0.4)%	(4,049)	(0.2)%
Income before income taxes	47,586	8.5%	34,922	6.6%	146,885	8.8%	122,402	7.8%
Income tax provision	13,012	2.3%	8,746	1.6%	39,772	2.4%	33,079	2.1%
Net income	$34,574	6.2%	$26,176	5.0%	$107,113	6.4%	$89,323	5.7%

Basic net income per share	$0.72		$0.54		$2.22		$1.83
Basic weighted average shares outstanding	47,815		48,848		48,188		48,841

Diluted net income per share	$0.70		$0.52		$2.16		$1.76
Diluted weighted average shares outstanding	49,212		50,637		49,604		50,660

Selected Segment Information
Revenues:
The Cheesecake Factory restaurants	$512,040		$481,076		$1,530,274		$1,437,178
Other	47,978		45,612		142,299		136,590
	$560,018		$526,688		$1,672,573		$1,573,768

Income from operations:
The Cheesecake Factory restaurants	$76,808		$67,473		$233,385		$211,466
Other (1)	6,753		(725)		19,434		10,601
Corporate	(33,498)		(31,104)		(98,972)		(95,616)
	$50,063		$35,644		$153,847		$126,451

(1) Includes $6.0 million of impairment expense related to RockSugar Pan Asian Kitchen in the thirteen and thirty-nine weeks ended September 29, 2015.

Selected Consolidated Balance Sheet Information	September 27, 2016	December 29, 2015
Cash and cash equivalents	$ 65,845	$ 43,854
Total assets	1,204,379	1,233,346
Total liabilities	614,848	644,807
Stockholders’ equity	589,531	588,539

	13 Weeks Ended	13 Weeks Ended	39 Weeks Ended	39 Weeks Ended
The Cheesecake Factory Supplemental Information	September 27, 2016	September 29, 2015	September 27, 2016	September 29, 2015
Comparable restaurant sales	1.7%	2.2%	1.2%	3.0%
Restaurants opened during period	-	2	2	4
Restaurants open at period-end	189	181	189	181
Restaurant operating weeks	2,457	2,336	7,341	6,946

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

Reconciliation of Non-GAAP Results to GAAP Results

In addition to the results provided in accordance with Generally Accepted Accounting Principles (“GAAP”) in this press release, the Company is providing non-GAAP measurements which present net income and diluted net income per share excluding the impact of certain items.

The non-GAAP measurements are intended to supplement the presentation of the Company’s financial results in accordance with GAAP. The Company believes that the presentation of these items provides additional information to facilitate the comparison of past and present financial results.

The Cheesecake Factory Incorporated and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

(unaudited; in thousands, except per share data)

	13 Weeks Ended	13 Weeks Ended	39 Weeks Ended	39 Weeks Ended

	September 27, 2016	September 29, 2015	September 27, 2016	September 29, 2015

Net Income (GAAP)	$ 34,574	$ 26,176	$ 107,113	$ 89,323
After-tax impact from:
- Impairment of assets and lease terminations (1)	-	3,607	-	3,607
Net Income (non-GAAP)	$ 34,574	$ 29,783	$ 107,113	$ 92,930

Diluted net income per share (GAAP)	$ 0.70	$ 0.52	$ 2.16	$ 1.76
After-tax impact from:
- Impairment of assets and lease terminations	-	0.07	-	0.07
Diluted net income per share (non-GAAP)	$ 0.70	$ 0.59	$ 2.16	$ 1.83

(1) The pre-tax amount associated with the item in fiscal 2015 was $6.0 million.

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100